Exhibit 15



                                                                       S&S DRAFT
                                                                        05/05/00

           AMENDMENT NO. 1 TO VOTING AND REGISTRATION RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO VOTING AND REGISTRATION RIGHTS AGREEMENT, dated as of May [__], 2000 (this "Amendment"), among CE Computer Equipment AG, an Aktiengesellschaft organized and existing under the laws of the Federal Republic of Germany (the "Acquiror"), and each of the parties identified on Schedule A hereto (individually a "Stockholder" and collectively, the "Stockholders").

         WHEREAS, the Acquiror and each of the Stockholders have entered into the Voting and Registration Rights Agreement (the "Voting Agreement"), dated as of November 19, 1999 (capitalized terms used but not defined in this Amendment having the meanings assigned to them in the Voting Agreement);

         WHEREAS, the Acquiror and TREEV, Inc., a Delaware corporation (the "Company") have entered into the Agreement and Plan of Merger, dated as of November 19, 1999 (the "Original Merger Agreement");

         WHEREAS, the Acquiror executed a Letter Waiver, dated March 22, 2000, in favor of the Company, waiving compliance with the closing condition contained in Section 7.02(g) of the Original Merger Agreement;

         WHEREAS, the Acquiror and the Company have, contemporaneously with the execution of this Amendment, amended and restated the Original Merger Agreement (as so amended and restated, the "Amended and Restated Merger Agreement") to reflect, among other things, that (i) the Acquiror and the Company no longer intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes under applicable United States accounting rules and the accounting standards of the United States Securities and Exchange Commission, (ii) the approval of the Amended and Restated Merger Agreement by the stockholders of the Acquiror is no longer required and (iii) the Company's Series M Convertible Preferred Stock, par value $.0001 per share, and the Company's Convertible Preferred Stock, par value $.0001 per share, have been converted into common stock, par value $.0001 per share, of the Company;

         WHEREAS, as an essential condition and inducement to the Acquiror to enter into the Amended and Restated Merger Agreement and in consideration therefor, the undersigned Stockholders and the Acquiror have entered into this Amendment;

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

SECTION 1. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, (a) references in the Voting Agreement to the "Merger Agreement" shall mean the Amended and Restated Merger Agreement and (b) references in the Voting Agreement to the "Merger" and to the "transactions contemplated by the Merger Agreement" shall mean the Merger and the transactions contemplated by the Amended and Restated Merger Agreement.

SECTION 2. Concurrently with the execution of this Amendment, each Stockholder agrees to deliver to the Acquiror a proxy in the form attached hereto as Exhibit 1 (a "Proxy"), which shall be irrevocable to the extent provided in Section 212 of the Delaware General Corporation Law, covering the total number of Shares beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by such Stockholder set forth therein.

SECTION 3. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, the last sentence of Section 4.02(d) of the Voting Agreement shall be amended and restated in its entirety to read as follows:

                  "For purposes of this Agreement, the term "Company Stockholders" shall mean, collectively, (i) the Series A Stockholders (as defined in the Series A Preferred Voting and Registration Rights Agreement dated as of [____], 2000 between the Acquiror and certain holders of Series A Cumulative Convertible Preferred Stock of the Company) and (ii) the Stockholders."

SECTION 4. In accordance with Section 5.09 of the Voting Agreement, effective as of the date hereof, the address of Shearman & Sterling as set forth in Section 5.03(b) of the Voting Agreement shall be restated and amended in its entirety to read as follows:

                                   "Shearman & Sterling
                                   9 Appold Street
                                   London EC2A 2AP
                                   United Kingdom
                                   Telecopy: +44 20 7655 5500
                                   Attention:  W. Jeffrey Lawrence"

SECTION 5. The Voting Agreement, except, upon their becoming effective, to the extent of the amendments specifically provided in this Amendment, is and shall continue to be in full force and effect. On and after the effective date of this Amendment each reference in the Voting Agreement to "this Agreement", "herein", "hereof" or words of like meaning referring to the Voting Agreement, shall mean the Voting Agreement as amended by this Amendment.

SECTION 6. This Amendment shall be governed by the laws of the State of Delaware excluding (to the greatest extent permissible by law) any rule of law that would cause the application of the laws of any jurisdiction other than the State of Delaware. All actions and proceedings arising out of or related to this Amendment shall be heard and determined in any Delaware State or federal court sitting in Delaware.

SECTION 7. This Amendment may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be duly executed as of the date first written above.




                                       CE COMPUTER EQUIPMENT AG


                                       -----------------------------------------
                                       Name:  Hans-Jurgen Brintrup
                                       Title:  Member of the Board of Management


                                       -----------------------------------------
                                       Name:  Thomas Wenzke
                                       Title:  Member of the Board of Management


                                       JAMES J. LETO


                                       -----------------------------------------


                                       ROBERT P. BERNARDI


                                       -----------------------------------------


                                       JOHN F. BURTON


                                       -----------------------------------------


                                       C. ALAN PEYSER


                                       -----------------------------------------


                                       THOMAS A. WILSON


                                       -----------------------------------------


                                       MARK A. PAIEWONSKY


                                       -----------------------------------------

                                       RICHARD E. MCMAHON


                                       -----------------------------------------


                                       BRIAN H. HAJOST


                                       -----------------------------------------


                                       HORACE T. ARDINGER, JR.


                                       -----------------------------------------


                                       DOUGLAS ADKINS


                                       -----------------------------------------

                                   Schedule A



                                                                                          Shares of Company
                                                                                            Common Stock
                                                                                             Subject to
                                          Stockholder Name          Shares of Company       Warrants and
Beneficial Owner                            and Address                Common Stock            Options
----------------                          ----------------          -----------------     ------------------
James J. Leto                      James J. Leto                         124,687               568,992
                                   3650 S.E. Torch Lake Drive
                                   Bellaire, MI  49615

Robert P. Bernardi                 Robert P. Bernardi                    111,875               128,699
                                   10607 Creamcup Ln
                                   Great Falls, VA  22066

John F. Burton                     John F. Burton                           0                  42,328
                                   1110 Havey Road
                                   McLean, VA  22101

C. Alan Peyser                     C. Alan Peyser                         6,000                38,018
                                   7 Arrowhead Terrace
                                   Bethesda, MD  20817

Thomas A. Wilson                   Thomas A. Wilson                         0                  375,000
                                   127 Dunedin Court
                                   Cary, NC 27511

Mark A. Paiewonsky                 Mark A. Paiewonsky                       0                  65,000
                                   1403 Earnshaw Court
                                   Reston, VA  20190

Richard E. McMahon                 Richard E. McMahon                     3,768                75,000
                                   22 Glenhurst Court
                                   North Potomac, MD  20878

Brian J. Hajost                    Brian J. Hajost                        4,587                150,001
                                   11287 Inglish Mill Dr.
                                   Great Falls, VA  22066

Horace T. Ardinger, Jr.            Horace T. Ardinger, Jr.              4,031,094              165,500
                                   1701 Elm Street
                                   Suite 3000
                                   Thanksgiving Tower
                                   Dallas, TX  75201





Douglas Adkins                     Douglas Adkins                       1,092,288              43,750
                                   1701 Elm Street
                                   Suite 3000
                                   Thanksgiving Tower
                                   Dallas, TX  75201




                                                                       Exhibit 1
                                                                       ---------


                                Irrevocable Proxy
                                     to Vote
                                TREEV, Inc. Stock

The undersigned stockholder (the "Stockholder") of TREEV, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by Section 212 of the Delaware General Corporation Law) appoints Thomas Wenzke, Peter Schmerler and Hans-Jurgen Brintrup, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of common stock of the Company or other equity securities that now are or hereafter may be beneficially owned by the undersigned, or with respect to which the undersigned has or shares voting power or control, and all the shares of common stock of the Company or other equity securities of the Company which may, or with respect to which voting power or control may, hereafter be acquired by the undersigned pursuant to options, warrants or otherwise on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares that are inconsistent with this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares that are inconsistent with this Irrevocable Proxy until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law), is granted pursuant to the Voting and Registration Rights Agreement, dated as of November 19, 1999 and amended by Amendment No. 1 to the Voting and Registration Rights Agreement, dated as of May [___], 2000, by and among the Acquiror, the undersigned and other stockholders of the Company (as so amended, the "Voting Agreement"), and is granted in consideration of the Acquiror having entered into the Agreement and Plan of Merger, dated as of November 19, 1999, and amended and restated as of May [___], 2000, between the Acquiror and the Company (as so amended and restated, the "Amended and Restated Merger Agreement"). The Amended and Restated Merger Agreement provides for the merger of a Delaware corporation with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) the termination of the Amended and Restated Merger Agreement in accordance with its terms and (ii) the Effective Time (as defined in the Voting Agreement). This Irrevocable Proxy is intended to bind the undersigned stockholder as a stockholder of the Company only with respect to the specific matters set forth herein and shall not prohibit the undersigned stockholder from acting in accordance with his or her fiduciary duties, if applicable, as an officer or director of the Company.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Merger and the Amended and Restated Merger Agreement and in favor of any matter that could reasonably be expected to facilitate the Merger. The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This proxy is irrevocable (to the extent provided in Section 212 of the Delaware General Corporation Law).


Dated: May [_], 2000         STOCKHOLDER


                             By:-----------------------------------------------


                             Shares beneficially owned:

                                        shares of Company common stock
                             ----------


                                        shares of Company common stock subject
                             ---------- to options and warrants


                                       2